                            SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement                    [ ]   Confidential, for Use
                                                           of the Commission
                                                           Only (as permitted by
                                                           Rule 14a-6(3)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CLARK/BARDES HOLDINGS, INC.
                (Name of Registrant As Specified in its Charter)
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                          CLARK/BARDES HOLDINGS, INC.
                      2121 SAN JACINTO STREET, SUITE 2200
                            DALLAS, TEXAS 75201-7906

             NOTICE OF THE 1999 ANNUAL MEETING OF THE STOCKHOLDERS
                           TO BE HELD APRIL 27, 1999

To the Stockholders
of Clark/Bardes Holdings, Inc.:

     Clark/Bardes Holdings, Inc., a Delaware corporation ("CBH," and, together with Clark/Bardes, Inc., a Delaware corporation ("CBI") and wholly owned subsidiary of CBH, "Clark/Bardes"), cordially invites you to attend the 1999 annual meeting of its stockholders at the Willard Inter-Continental Washington, 1401 Pennsylvania Avenue, N.W., Washington, D.C. 20004-1010, on April 27, 1999, at 9:00 a.m. local time (the "Annual Meeting"), for the following purposes:

        (1) To elect two Class I directors of Clark/Bardes to serve until the 2002 annual meeting of our stockholders, and until the respective successor of each is duly elected and qualified;

        (2) To ratify the appointment of Ernst & Young LLP by Clark/Bardes' board of directors (the "Board of Directors") as the independent accountants of Clark/Bardes' financial statements for the year ended December 31, 1999; and

        (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting be postponed.

     The Board of Directors has established the close of business on March 17, 1999 as the record date for determining the stockholders (the "Stockholders") entitled to notice of and to vote at the annual meeting or any adjournment thereof. For purposes pertaining to the Annual Meeting, any Stockholder may examine the list of Stockholders as of the record date at the offices of Clark/Bardes in Dallas, Texas, during regular business hours on any business day prior to the Annual Meeting or any adjournment thereof.

     We have included, along with this notice a proxy statement and the 1998 Form 10-K, which describes certain of Clark/Bardes' activities during 1998 and contains Clark/Bardes' financial statements for the year ended December 31, 1998. The Form 10-K does not form any part of the material for solicitation of proxies.

     WE URGE STOCKHOLDERS, WHETHER OR NOT THEY PLAN TO ATTEND THE ANNUAL MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. IF A STOCKHOLDER WHO HAS SUBMITTED A PROXY ATTENDS THE ANNUAL MEETING IN PERSON, THAT STOCKHOLDER MAY REVOKE THE PROXY AND VOTE IN PERSON ON ALL MATTERS SUBMITTED AT THE ANNUAL MEETING.

                                            By Order of the Board of Directors,
                                            /s/ MELVIN G. TODD

                                            Melvin G. Todd
                                            President, Chief Executive Officer
                                            and Director

March 31, 1999
Dallas, Texas

                          CLARK/BARDES HOLDINGS, INC.
                      2121 SAN JACINTO STREET, SUITE 2200
                            DALLAS, TEXAS 75201-7906

                                PROXY STATEMENT

                    1999 ANNUAL MEETING OF THE STOCKHOLDERS
                           TO BE HELD APRIL 27, 1999

                                  INTRODUCTION

     The board of directors (the "Board of Directors") of Clark/Bardes Holdings, Inc., a Delaware corporation ("CBH," and, together with Clark/Bardes, Inc., a Delaware corporation ("CBI") and wholly owned subsidiary of CBH, "Clark/Bardes"), hereby solicits your proxy on behalf of Clark/Bardes for use at the 1999 annual meeting of Clark/Bardes' stockholders and any continuation of such meeting pursuant to any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Willard Inter-Continental Washington, 1401 Pennsylvania Avenue, N.W., Washington, D.C. 20004-1010, on April 27, 1999, at 9:00 a.m. local time.

     Clark/Bardes' principal executive office is located at 2121 San Jacinto Street, Suite 2200, Dallas, Texas 75201-7906. Clark/Bardes' telephone number is
(214) 871-8717. Clark/Bardes will mail this proxy statement and the accompanying proxy card on or about March 31, 1999. The date of this proxy statement is March 31, 1999.

                         PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the holders of record (the "Stockholders") of shares of common stock, par value $0.01 per share, of Clark/Bardes (the "Common Stock") on March 17, 1999 will vote upon the following matters:

        (1) The proposal to elect two Class I directors of Clark/Bardes to serve until the 2002 annual meeting of out Stockholders and until the respective successor of each is duly elected and qualified ("Proposal One");

        (2) The ratification of the appointment of Ernst & Young LLP by the Board of Directors as the independent accountants of Clark/Bardes' financial statements for the year ended December 31, 1999 ("Proposal Two"); and

        (3) The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors recommends that you vote "FOR" each of Proposal One and Proposal Two.

                             RECORD DATE AND VOTING

RECORD DATE AND STOCKHOLDERS LIST

     The Board of Directors has established the close of business on March 17, 1999 as the record date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, Clark/Bardes had 7,882,458 shares of Common Stock outstanding. Clark/Bardes did not have any other shares of capital stock outstanding on the Record Date.

     A list of Stockholders entitled to vote at the Annual Meeting, which will be arranged in alphabetical order and which will show each Stockholder's address and the number of shares registered in his or her name, will be open to any Stockholder to examine for any purpose related to the Annual Meeting. Any Stockholder may examine this list during ordinary business hours commencing March 31, 1999, and continuing through the date of the Annual Meeting at the principal office of Clark/Bardes, at 2121 San Jacinto Street, Suite 2200, Dallas, Texas 75201-7906.

QUORUM, REQUIRED VOTE AND VOTING RIGHTS

     Quorum. The presence, in person or by proxy, of Stockholders holding a majority of the outstanding shares of Common Stock on the Record Date will constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and shares that are "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the Annual Meeting. The election inspectors appointed for the Annual Meeting will determine the number of shares of Common Stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except the adjournment thereof until a later time.

     Required Vote. With respect to Proposal One, a plurality of all the votes cast by Stockholders, in person or by proxy, will elect each nominee for director. A majority of the votes cast, in person or by proxy, is required for Proposal Two. Abstentions are not counted as a vote cast, and will not affect the outcome of Proposal One or Proposal Two. Broker non-votes will be treated as not present and not entitled to vote with respect to both proposals. Therefore, broker non-votes will have no effect on the outcome of either proposal.

     Voting Rights. With respect to each proposal, each Stockholder will be entitled to one vote per share of Common Stock held as of the Record Date by such Stockholder.

PROXIES

     Thomas M. Pyra and Keith L. Staudt, the persons named as proxies on the proxy card accompanying this proxy statement, were selected by the Board of Directors to serve as proxies (collectively, the "Proxyholders"). Messrs. Pyra and Staudt are officers of Clark/Bardes. Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to the Board of Directors' recommendations, which are contained in this proxy statement.

     The Board of Directors does not intend to present, and has no information that others will present, any business at the Annual Meeting that requires a vote on any other matter. If any other matter requiring a vote properly comes before the Annual Meeting, the Proxyholders will vote the proxies that they hold in accordance with their best judgment, including voting them to adjourn the Annual Meeting to another time if a quorum is not present at the Annual Meeting or if they believe that an adjournment is in the best interests of Clark/Bardes.

     Each Stockholder giving a proxy has the power to revoke it at any time before the shares of Common Stock it represents are voted. This revocation is effective upon receipt, at any time before the Annual Meeting is called to order, by the Secretary of Clark/Bardes of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date than the preceding proxy. Additionally, a Stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

PROXY SOLICITATION COSTS

     Clark/Bardes will bear the cost to solicit proxies. Clark/Bardes may solicit proxies from the Stockholders and other persons in person or by mail, facsimile transmission, telephone, personal interview, or any other means. Clark/Bardes will also reimburse banks, brokers, custodians, fiduciaries, nominees, securities dealers, trust companies, and other persons for the reasonable expenses that they incur when forwarding this proxy statement and the accompanying materials to the beneficial owners of shares of Common Stock. Clark/ Bardes' directors and officers also may solicit proxies from Stockholders and other persons by any of the means described above. Clark/Bardes will not pay these directors and officers any extra compensation for participating in this solicitation.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

     The Board of Directors is divided, as nearly equal in number as possible, into three classes, denominated Class I, Class II and Class III. The Board of Directors currently consists of six directors. The Board of Directors has nominated two Class I directors, Melvin G. Todd and George D. Dalton, to continue to serve as Class I directors for a three year term until the annual meeting of stockholders to be held in 2002 and until the respective successor of each is duly elected and qualified. The four directors whose terms of office expire in 2000 and 2001 will continue to serve after the Annual Meeting until such time as their respective terms of office expire and until their respective successors are duly elected and qualified. See "-- Other Directors" below. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO CONTINUE TO SERVE AS DIRECTORS OF CLARK/BARDES. See "-- Nominees for Election as Class I Directors" below.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

     The Board of Directors has nominated the following persons to serve as Class I directors of Clark/Bardes until the 2002 annual meeting of Clark/Bardes' stockholders and until the respective successor of each duly elected and qualified:

NAME                    AGE                   POSITION                    DIRECTOR CLASS
----                    ---                   --------                    --------------
Melvin G. Todd........  43    President, Chief Executive Officer and         Class I
                              Director of each of CBH and CBI
George D. Dalton......  71    Director of CBH and CBI                        Class I

     Melvin G. Todd has served as a director of CBH since June 1998 and his current term as director expires at the 1999 Annual Meeting. Mr. Todd also served as a director of Clark/Bardes, Inc., a Texas corporation and predecessor to CBI (the "Predecessor Company"), from January 1993 to July 1998. Mr. Todd has served as Chief Executive Officer and President of CBH since June 1998 and as Chief Executive Officer and President of CBH since July 1998. Prior to joining the Predecessor Company, Mr. Todd served as a Vice President with The Great-West Life Assurance Company. Mr. Todd graduated with honors from the University of Manitoba with a Bachelor of Commerce degree. Mr. Todd is also an active member of the American Academy of Actuaries and a Fellow of the Society of Actuaries.

     George D. Dalton has served as a director of CBH and CBI and a member of the Compensation Committee since October 1998, and his current term as director expires at the 1999 Annual Meeting. Since July 1984, Mr. Dalton has served as the Chairman of the Board and Chief Executive Officer of Fiserv Inc., a public company engaged in data processing outsourcing. Since 1995, Mr. Dalton has served as a director and a member of the compensation and audit committees of APAC Teleservices, Inc., a public telemarketing company. Further, Mr. Dalton has served as a director and member of the compensation committee of ARI Network Services, Inc., a public company engaged in computer networking services since 1992.

OTHER DIRECTORS

     The following persons will continue to serve as directors of Clark/Bardes after the Annual Meeting until such time as their respective terms of office expire and until their respective successors are duly elected and qualified.

NAME                        AGE                   POSITION                   DIRECTOR CLASS
----                        ---                   --------                   --------------
W.T. Wamberg..............  46    Chairman of the Board of Directors and      Class III
                                    director of each of CBH and CBI
Lawrence H. Hendrickson...  59    Vice Chairman of the Board of Directors     Class II
                                  and director of each of CBH and CBI
Randolph A. Pohlman.......  55    Director of each of CBH and CBI             Class III
L. William Seidman........  77    Director of each of CBH and CBI             Class II

     W.T. Wamberg has served as the Chairman of the Board of Directors and a director of CBH since June 1998, and became the Chairman of the Board of Directors and a director of CBI in July 1998. Mr. Wamberg's term as a director of CBH expires at the 2001 annual meeting of Clark/Bardes' stockholders. Mr. Wamberg served as a director of the Predecessor Company since 1988 and served as the Chairman of the Board of the Predecessor Company from September 1996 until July 1998. Mr. Wamberg, who has been a producer for Clark/Bardes since 1976, is also President and Chief Executive Officer of The Wamberg Organization, Inc., an independently operated sales office that markets Clark/Bardes' products. Mr. Wamberg graduated from Baldwin-Wallace College with a Bachelor of Arts degree in finance. Mr. Wamberg was formerly President of the Association for Advanced Life Underwriting.

     Lawrence H. Hendrickson has served as the Vice Chairman of the Board of Directors and director of CBH since June 1998, and became the Vice Chairman of the Board of Directors and a director of CBI in July 1998. Mr. Hendrickson's term as director of CBH expires at the 2000 annual meeting of Clark/Bardes' stockholders. From September 1996 until July 1998, Mr. Hendrickson served as the Vice Chairman of the Board of Directors and a director of the Predecessor Company. Mr. Hendrickson founded Bank Compensation Strategies, Inc., a Minnesota company ("BCS"), in May 1982 and since that time and through the date of the BCS acquisition served as its Chief Executive Officer. Prior to founding BCS, Mr. Hendrickson was President of L.H. Hendrickson & Co., Inc. providing investment and insurance solutions to small businesses and affluent individuals since 1960. Mr. Hendrickson is a graduate of the University of Minnesota with a Bachelor of Arts degree in business.

     Randolph A. Pohlman has served as a director of CBH and a member of the Compensation Committee since June 1998 and became a director of CBI in July 1998. Mr. Pohlman's term as a director of CBH expires at the 2001 annual meeting of Clark/Bardes' stockholders. Since February 1996 until July 1998, Mr. Pohlman served as a member of the Predecessor Company's Advisory Board. Since July 1995 Mr. Pohlman has served as the Dean at the School of Business and Entrepreneurship at Nova Southeastern University in Fort Lauderdale, Florida. From April 1990 to July 1995, Mr. Pohlman served as Director of Human Resources World Wide for Koch Industries. Mr. Pohlman graduated from Kansas State University with a Bachelor of Science and Master of Science degrees in Business Administration and, in addition, earned a Ph.D. in finance and organizational behavior from Oklahoma State University.

     L. William Seidman has served as a director of CBH and a member of the Compensation Committee since June 1998 and became a director of CBI in July 1998. Mr. Seidman's term as director of CBH expires at the 2000 annual meeting of Clark/Bardes' stockholders. From September 1997 until July 1998, Mr. Seidman served as a member of the Predecessor Company's Advisory Board. Mr. Seidman is the chief commentator on NBC cable network's CNBC and publisher of Bank Director magazine. From 1985 to 1991, Mr. Seidman served as the fourteenth chairman of the Federal Deposit Insurance Corporation under Presidents Reagan and Bush. He became the first chairman of the Resolution Trust Corporation in 1989 and served in that capacity until 1991. Earlier, Mr. Seidman had served as President Reagan's co-chair of the White House Conference on Productivity, President Ford's Assistant of Economic Affairs and a member of the Arizona Governor's

Commission on Interstate Banking. The former dean of Arizona State's College of Business, Mr. Seidman holds an A.B. from Dartmouth (Phi Beta Kappa), an LL.B. from Harvard Law School and an M.B.A. (with honors) from the University of Michigan.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Meeting of the Board of Directors. Clark/Bardes' business is under the general management of its Board of Directors. There are presently six directors, including three independent directors. The Board of Directors held four meetings during 1998, and all of the directors attended every meeting.

     Committees. The Board of Directors has established an audit committee of independent directors (the "Audit Committee"), which consists of Messrs. Dalton, Pohlman and Seidman. The Audit Committee reviews the scope and approach of the annual audit, the annual financial statements of Clark/Bardes and the auditors' report thereon and the auditors' comments relative to the adequacy of Clark/Bardes' system of internal controls and accounting systems. The Audit Committee also recommends to the Board of Directors the appointment of independent public accountants for the following year.

     The Board of Directors has established a compensation committee of independent directors (the "Compensation Committee"), which consists of Messrs. Dalton, Pohlman and Seidman. The Compensation Committee reviews management compensation levels and provides recommendations to the Board of Directors regarding salaries and other compensation for Clark/Bardes' executive officers, including bonuses and incentive plans, and administers the 1998 Stock Option Plan.

     The Board of Directors has established an executive committee (the "Executive Committee"), which consists of Messrs. Wamberg, Hendrickson and Todd. The Executive Committee has the power and authority of the Board of Directors to manage the affairs of Clark/Bardes between meetings. The Executive Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board of Directors.

     The Board of Directors has no standing nominating committee, and the entire Board of Directors acts in such capacity.

                DIRECTORS AND EXECUTIVE OFFICERS OF CLARK/BARDES

EXECUTIVE OFFICERS

     Set forth below is a table identifying executive officers of Clark/Bardes who are not identified herein as a director or nominee for director:

NAME                                   AGE                      POSITION
----                                   ---                      --------
Richard C. Chapman...................  44    Executive Vice President of CBI
Robert E. Miller.....................  55    Executive Vice President of CBI and Chief
                                             Executive Officer of Bank Compensation
                                               Consulting Division
Thomas M. Pyra.......................  46    Chief Financial Officer of each of CBH and CBI
James V. Meyer.......................  41    Senior Vice President of CBI
James C. Bean........................  46    Senior Vice President of CBI

     Richard C. Chapman became an Executive Vice President of CBI in July 1998. From September 1997 to July 1998, Mr. Chapman served as the President and Chief Executive Officer of Bank Compensation Strategies Group, an operating division of the Predecessor Company. Prior to joining the Predecessor Company, Mr. Chapman was a producer for BCS since 1985 and served as President of BCS since January 1994. Prior to joining BCS, Mr. Chapman was an officer with First Bank System, a regional bank holding company in Minneapolis, Minnesota. Mr. Chapman graduated cum laude from Augustana College in Sioux Falls, S.D., with a double major in mathematics and business administration.

     Robert E. Miller has served as Executive Vice President of CBI and President and Chief Executive Officer of the Bank Compensation Consulting Division since September 1998. From June 1974 until September 1998, Mr. Millers was a partner of McGladrey & Pullen, LLP, an accounting and consulting firm. Mr. Miller graduated from Jamestown College.

     Thomas M. Pyra became the Chief Financial Officer of CBH and CBI in July 1998. Mr. Pyra served as the Chief Financial Officer for the Predecessor Company during July of 1998. Prior to joining the Predecessor Company, Mr. Pyra served as Vice President and Chief Financial Officer of Geodesic Systems, L.L.C. from April 1997. Mr. Pyra served as Chief Financial Officer for Recompute Corporation from October 1995 until January 1997 and served as Vice President and Controller of Intercraft Company from October 1992 until June 1995. Mr. Pyra received a Bachelor of Science degree in finance and an MBA from DePaul University.

     James V. Meyer became Senior Vice President of CBI in July 1998 and has served in the same capacity for Bank Compensation Strategies Group, an operating division of the Predecessor Company, since September 1997. Prior to joining the Predecessor Company, Mr. Meyer served as Senior Vice President of BCS from November 1995 to December 1996 and as Executive Vice President of BCS from January 1997 to August 1997. Prior to joining BCS, Mr. Meyer served as a Vice President at Blanski Peter Kronlage & Zoch, public accountants, from May 1987 to November 1995. Mr. Meyer graduated from the University of St. Thomas with a Bachelor of Science degree in Accounting, and from the American College with a Masters of Science in Financial Services. Mr. Meyer is a Certified Public Accountant and Certified Financial Planner.

     James C. Bean became the Senior Vice President of CBI in July 1998 and served in the same capacity for Bank Compensation Strategies Group, an operating division of the Predecessor Company, since February 1998. From October 1990 to February 1998, Mr. Bean served as Senior Vice President and Managing Principal of Mullin Consulting, an executive benefits firm. Mr. Bean graduated from the University of Minnesota with a Bachelor of Arts degree in Liberal Arts.

TERMS OF OFFICE

     The officers of Clark/Bardes are elected by the Board of Directors. Each of the officers holds office until his successor is duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors and officers of Clark/Bardes, and persons who own more than 10% of the Common Stock, to file with the Commission initial reports of Common Stock ownership and reports of changes in such ownership. A reporting person must file a Form 3 -- Initial Statement of Beneficial Ownership of Securities within 10 days after such person becomes a reporting person. A reporting person must file a Form 4 -- Statement of Changes of Beneficial Ownership of Securities within 10 days after any month in which such person's beneficial ownership of securities changes, except for certain changes exempt from the reporting requirements of Form 4. Such exempt changes include stock options granted under a plan qualifying pursuant to Rule 16b-3 under the Exchange Act. A reporting person must file a Form 5 -- Annual Statement of Beneficial Ownership of Securities within 45 days after the end of the issuer's fiscal year to report any changes in ownership during such year not reported on a Form 4, including changes exempt from the reporting requirements of Form 4.

     The SEC's rules require Clark/Bardes' reporting persons to furnish Clark/Bardes with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to Clark/Bardes and written representations that no other reports were required with respect to the year ended December 31, 1998, Clark/Bardes believes that the reporting persons have complied with all applicable Section 16(a) filing requirements for 1998 on a timely basis, except for a Form 3 due in September 1998 with respect to Mr. Miller.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation earned during the last three fiscal years with respect to Clark/Bardes' Chief Executive Officer and Clark/Bardes' four most highly compensated executive officers in 1998 other than the Chief Executive Officer (the "named executive officers") for services rendered during the referenced year.

                                                                                   LONG-TERM
                                            ANNUAL COMPENSATION(1)(2)            COMPENSATION
                                          ------------------------------   -------------------------
                                                                           RESTRICTED    SECURITIES
                                                                             STOCK       UNDERLYING
                                          YEAR   SALARY($)   BONUS($)(3)   AWARDS($)     OPTIONS(#)
                                          ----   ---------   -----------   ----------   ------------
Melvin G. Todd..........................  1998   $251,278     $616,607      $216,972(4)    30,523
  President, Chief Executive Officer      1997    250,886      225,007            --       70,833
  and Director                            1996    250,008      200,006            --           --
Richard C. Chapman......................  1998    256,276      212,000            --       65,000
  Executive Vice President                1997     84,191       75,000            --           --
                                          1996         --           --            --           --
Larry R. Sluder.........................  1998    142,971       99,749            --        7,500
  Senior Vice President and               1997    131,554       78,500            --       30,145
  Corporate Actuary                       1996    111,000       49,400            --           --
James V. Meyer..........................  1998    175,000      111,563            --       32,500
  Senior Vice President                   1997     58,333           --            --           --
                                          1996         --           --            --           --
James C. Bean...........................  1998    148,208       94,482            --       25,000
  Senior Vice President                   1997         --           --            --           --
                                          1996         --           --            --           --

---------------

(1) Does not include "Other Annual Compensation" because amounts of certain perquisites and other noncash benefits provided by Clark/Bardes did not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(2) Clark/Bardes does not pay Mr. Wamberg for services other than as Chairman of the Board and Director. Clark/Bardes pays commission splits to The Wamberg Organization which in turn pays Mr. Wamberg's salary. See "Certain Transactions -- Principal Office Agreement with W.T. Wamberg" and
    "-- Compensation of Directors."

(3) Bonuses represent incentive compensation, whether under employment agreements entered into with the named executive officers, or otherwise. See "Management -- Employment Agreements." Bonuses reflect amounts earned by the named executive officers during the referenced year, even though paid subsequent to such year.

(4) Represents the value of 24,108 shares of Common Stock on the date of grant. As of December 31, 1998, Mr. Todd held all of such shares of Common Stock the value of which was $406,822 based upon a closing price of $16.875 per share. See "Certain Relationships and Related Transactions -- Restructuring of the Grant of Stock to Melvin G. Todd."

     OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning the options granted to the named executive officers during 1998. The options were granted pursuant to Clark/Bardes' 1998 Stock Option Plan. No SARs were granted during 1998. For additional information on and certain terms of options, see "-- 1998 Stock Option Plan."

                                              INDIVIDUAL GRANTS
                             ---------------------------------------------------   POTENTIAL REALIZABLE VALUE
                             NUMBER OF      % OF TOTAL                               AT ASSUMED ANNUAL RATES
                             SECURITIES      OPTIONS                               OF STOCK PRICE APPRECIATION
                             UNDERLYING     GRANTED TO     EXERCISE                   FOR OPTION TERM($)(2)
                              OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
                             GRANTED(#)   FISCAL YEAR(1)    ($/SH)       DATE          5%             10%
                             ----------   --------------   --------   ----------   -----------   -------------
Melvin G. Todd.............    30,523           8.0         $9.00      6/30/03      $447,469      $  644,488
Richard C. Chapman.........    65,000          17.1         $9.00      8/18/08       952,903       1,507,339
Larry R. Sluder............     7,500           2.2         $9.00      8/18/08       109,950         175,077
James V. Meyer.............    32,500           8.5         $9.00      8/18/08       476,451         758,670
James C. Bean..............    25,000           6.5         $9.00      8/18/08       366,501         583,592

---------------

(1) Options to purchase a total of 379,023 shares of Common Stock at an exercise price of $9.00 per share were granted in 1998.

(2) In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5.0% and 10.0% compounded annually from the date the respective options were granted to their expiration date and do not reflect Clark/Bardes' estimates or projections of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

OPTION EXERCISES IN LAST FISCAL YEAR

     The following table sets forth certain information concerning all unexercised options held by the named executive officers as of December 31, 1998. For additional information on and certain terms of such options, see "-- 1998 Stock Option Plan." No options were exercised during 1998.

                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                             OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                YEAR-END(#)               FISCAL YEAR-END(1)
                                        ---------------------------   ---------------------------
NAME                                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   -------------   -----------   -------------
Melvin G. Todd........................    101,356            --        $965,676             --
Richard C. Chapman....................         --        65,000              --       $511,875
Larry R. Sluder.......................     30,146         7,500         309,013         59,063
James V. Meyer........................         --        32,500              --        255,938
James C. Bean.........................         --        25,000              --        196,875

---------------

(1) Value for "in-the-money" options represents the positive spread between the respective exercise prices of outstanding options and the closing price of $16.875 on December 31, 1998.

COMPENSATION OF DIRECTORS

     The members of the Board of Directors of each of CBH and CBI who are also employees receive no additional compensation for their services as a director. In 1998, Clark/Bardes reimbursed Mr. Wamberg and Mr. Hendrickson $100,000 and $80,090, respectively, for expenses incurred on behalf of Clark/Bardes.

     Non-employee directors, other than Mr. Pohlman, are paid an annual stipend of $15,000, and all non-employee director are reimbursed all reasonable expenses incurred by them related to their services as non-employee directors of Clark/Bardes. In addition, non-employee directors, other than Mr. Pohlman, are eligible to participate in the 1998 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"). See "-- 1998 Non-Employee Director Stock Option Plan."

EMPLOYEE BENEFIT AND RETIREMENT PLANS

     Clark/Bardes maintains a defined contribution plan for its employees that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Clark/Bardes matches 50.0% of the first 6.0% of salary that an eligible participant contributes to the 401(k) Plan.

1998 STOCK OPTION PLAN

     A total of 2,000,000 shares of Common Stock has been reserved for issuance pursuant to the 1998 Stock Option Plan. The 1998 Stock Option Plan was initially adopted by the Predecessor Company in March 1997 and assumed, amended and restated by CBH in July 1998. The 1998 Stock Option Plan is administered by the Board of Directors or the Compensation Committee, who have full authority to determine the individuals to whom, and the time at which, the options may be granted and the number of shares covered by each option. Both nonqualified stock options and incentive stock options (as defined in the Internal Revenue Code) may be granted under the 1998 Stock Option Plan. The option price per share is determined by the Compensation Committee but may not be less than fair market value for incentive stock options. Options may be granted to officers, employees (including officers who are also directors), non-employee directors or licensed insurance producers of Clark/Bardes. Incentive stock options are not transferable or assignable by an optionee other than by will or the laws of descent and distribution. Nonqualified stock options may be transferred to certain permitted transferees to the extent permitted in the applicable nonqualified stock option agreement granting any such nonqualified stock options.

     As of March 17, 1999, 337,500 options had been granted under the 1998 Stock Option Plan, none of which had been exercised and 337,500 of which remained outstanding. A total of 1,662,500 shares of Common Stock remain available for grant as of March 17, 1999.

1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     A total of 100,000 shares of Common Stock has been reserved for issuance pursuant to the Non-Employee Director Plan. The Non-Employee Director Plan is administered by either the Board of Directors or the Compensation Committee. Only nonqualified options may be granted under the Non-Employee Director Plan. All non-employee directors of Clark/Bardes, other than Mr. Pohlman, may participate in the Non-Employee Director Plan. The Non-Employee Director Plan provides for the automatic grant of stock options to purchase 10,000 shares of Common Stock to each newly elected non-employee director on the first day of the month following the election of such director. The appointment stock options vest and become exercisable over three years in increments of 277 shares on the first day of every month beginning in the month immediately after the stock options were granted. The Non-Employee Director Plan also provides for the automatic grant of stock options to purchase 4,000 shares of Common Stock to continuing non-employee directors on the first day of the month immediately following Clark/Bardes' annual stockholder meetings. The annual grants of stock options to continuing non-employee directors vest and become exercisable in increments of 1,000 shares for each regularly scheduled quarterly meeting of the Board of Directors that the non-employee director attends in person. The exercise price for stock options granted under the Non-Employee Director Plan is the fair market value of the Common Stock on the date of grant.

     As of March 17, 1999, 1,666 options had been granted under the Non-Employee Director Plan, and a total of 98,334 shares of Common Stock remain available for grant.

EMPLOYEE STOCK PURCHASE PLAN

     In July 1998, the Board of Directors adopted the Stock Purchase Plan, under which a total of 200,000 shares of Common Stock have been reserved for issuance. A committee of directors appointed by the Board of Directors administers the Stock Purchase Plan. Any employee who has been employed by Clark/ Bardes for 90 days is eligible to participate in offerings under the Stock Purchase Plan.

     The Stock Purchase Plan consists of eight semi-annual offerings of Common Stock beginning on each January 1 and July 1 in each of the years 1999, 2000, 2001 and 2002, and terminating on June 30 and

December 31 of each such year. The maximum number of shares issued in such years will be 50,000 in 1999, and 50,000 plus the number of unissued shares from prior offerings for each of 2000, 2001 and 2002.

     On the commencement date of each offering under the Stock Purchase Plan, a participating employee will be deemed to have been granted an option to purchase a maximum number of shares of Common Stock equal to: (i) the percentage of the employee's base pay that such employee has elected to be withheld (not to exceed 10.0%), (ii) multiplied by such employee's base pay during the period of such offering and (iii) divided by the lower of 85.0% of the closing market price of the Common Stock on the applicable offering commencement date or 85.0% of the closing market price of the Common Stock on the offering termination date. Options held by a participant shall be exercisable only by that participant.

     No employee may be granted options pursuant to the Stock Purchase Plan if, as a result of such grant, such employee would (i) own stock or hold options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of stock of Clark/Bardes or (ii) have rights to purchase stock under all employee stock purchase plans of Clark/Bardes that accrue at a rate in excess of $25,000 in fair market value for any calendar year.

     Unless a participant gives written notice to Clark/Bardes, such participant's option for the purchase of Common Stock with payroll deductions made during an offering shall be deemed to have been exercised automatically on the offering termination date applicable to such offering, for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions at that time will purchase at the applicable option price. A participant may withdraw payroll deductions credited to his account under the Stock Purchase Plan at any time.

KEY EXECUTIVE LIFE INSURANCE

     Clark/Bardes maintains and is the sole beneficiary of key man life insurance policies on the lives of Messrs. Wamberg, Hendrickson, Todd and Chapman in the amounts of $23.0 million, $2.0 million, $1.0 million and $2.0 million, respectively.

EMPLOYMENT AGREEMENTS

     On September 1, 1997, Clark/Bardes entered into an employment agreement with Mr. Chapman, which terminates on December 31, 1999 or upon earlier termination by Mr. Chapman or Clark/Bardes with or without cause. Mr. Chapman's employment agreement provides for an annual base salary of $250,000. Mr. Chapman is subject to non-competition and confidentiality provisions. If Mr. Chapman is terminated without cause, he is entitled to severance compensation equal to his annual base salary for a period of twelve months.

     Clark/Bardes entered into an employment agreement, effective as of September 1, 1998, with Mr. Miller, which terminates on June 30, 2001. Mr. Miller's employment agreement provides for an annual base salary of $250,000. In addition to the base salary, Mr. Miller is entitled to receive a bonus each year of up to 50% of his annual base salary and up to 10% of the pre-tax operating income for the Bank Compensation Consulting Division. Mr. Miller is entitled to a minimum bonus, payable monthly, equal to $75,000 for the first twelve months following the effective date of his employment agreement. In addition, on the effective date of Mr. Miller's employment agreement, he was granted an option, which terminates on February 28, 2007, to purchase 25,000 shares of Common Stock at an exercise price of $9.00 per share under Clark/Bardes' 1998 Stock Option Plan. Mr. Miller is subject to non-competition, non-solicitation and confidentiality provisions. If Mr. Miller is terminated for cause, including any willful breach of the non-competition, non-solicitation or confidentiality provisions of his employment agreement, all payments to him will end. If Mr. Miller is terminated without cause, he is entitled to severance compensation equal to his annual base salary for a period equal to the greater of 90 days or the remaining term of his employment agreement.

     Effective as of July 1, 1998, Clark/Bardes entered into employment agreements with Mr. Todd and Mr. Pyra. The term of both employment agreements is for a period of three years ending on June 30, 2001. Mr. Todd's and Mr. Pyra's employment agreements provide for annual base salaries of $250,000 and $200,000, respectively. In addition to their annual base salary, Mr. Todd is entitled to receive a bonus each year of up to 100% of his annual base salary based upon Clark/Bardes' performance, and Mr. Pyra is entitled to receive a bonus each year of up to 75% of his annual base salary based upon net income and incremental five-year net income. On August 19, 1999, Mr. Pyra was granted an option, which terminates on February 28, 2007, to purchase 50,000 shares of Common Stock at an exercise price of $9.00 per share under Clark/Bardes' 1998 Stock Option Plan. Mr. Todd's employment agreement provides that if there is a "change of control" of Clark/Bardes, Mr. Todd will be paid, for the term of his employment plus two years thereafter, his annual "cash compensation" (which is based upon Mr. Todd's average cash compensation for the two years prior to such change of control), plus an annual amount equal to 50% of such average annual cash compensation. The total amount, however, cannot exceed the amount that would cause such payment to be deemed a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended. If, following a change of control, Mr. Todd voluntarily terminates employment for other than good cause (as defined in the employment agreement), his annual cash compensation and bonus, payable upon such change of control will be payable for only one year. Both Mr. Todd and Mr. Pyra are subject to non-competition, non-solicitation and confidentiality provisions. If either Mr. Todd or Mr. Pyra are terminated for cause including any willful breach of the non-competition, non-solicitation or confidentiality provisions of their employment agreements, all payments to the officer will end. If Mr. Todd or Mr. Pyra is terminated without cause, the officer will be entitled to severance compensation equal to his annual base salary for a period equal to the greater of 90 days or the remaining term of his employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the Compensation Committee of the Board of Directors consisted of Messrs. Dalton, Pohlman and Seidman, all of whom are independent directors. Clark/Bardes' officers who are not directors do not participate in deliberations of the Compensation Committee or the Board of Directors regarding executive compensation.

                                JOINT REPORT OF
                         THE COMPENSATION COMMITTEE AND
                           THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee is responsible for establishing the compensation of Clark/Bardes' directors, officers and other managerial personnel, including salaries, bonuses, termination agreements and other executive officer benefits. The Compensation Committee is comprised of Messrs. Dalton, Pohlman and Seidman, each of whom is an independent director and none of whom is currently or was formerly an officer or employee of Clark/Bardes or any of its affiliates.

     Although the Board of Directors delegated certain responsibilities as described above to the Compensation Committee, in determining compensation for directors, officers and other managerial personnel for 1998, the Board of Directors as a whole acted directly with respect to such decisions. The Board of Directors is comprised of Messrs. Wamberg, Hendrickson, Todd, Pohlman, Dalton and Seidman. Mr. Todd abstained from all compensation decisions with respect to himself for his service as President and Chief Executive Officer.

1998 COMPENSATION

     Base Salary. The base salaries of executive officers are established in consideration of the competitive market for executives of comparable levels at companies at a comparable stage of development. The Board of Directors caused Clark/Bardes to enter into employment agreements with Messrs. Chapman and Sluder, and, in conjunction with the initial public offering, with Messrs. Miller, Pyra and Todd, the terms of which are described above under "Executive Compensation -- Employment Agreements." The Board of Directors believed these contracts to be necessary to ensure the continuation of experienced management familiar with Clark/Bardes subsequent to the initial public offering. Pursuant to the directive of the Board of Directors, the annualized compensation of executive officers, other than the Chief Executive Officer, for 1998 was established as follows:

                                                                ANNUAL
EXECUTIVE OFFICER                                             BASE SALARY
-----------------                                             -----------
Richard C. Chapman..........................................   $250,000
  Executive Vice President of CBI
Robert E. Miller............................................   $250,000
  Executive Vice President of CBI and Chief Executive
  Officer of Bank Compensation Consulting Division
Thomas M. Pyra..............................................   $200,000
  Chief Financial Officer
James V. Meyer..............................................   $175,000
  Senior Vice President of CBI
James C. Bean...............................................   $165,000
  Senior Vice President of CBI

The Board of Directors believes the annual compensation provided to each of the above executive officers, whether pursuant to an employment agreement or otherwise, is commensurate with the responsibilities, experience and individual performance of such executive officers.

     Bonuses. The Board of Directors granted bonuses in 1998 based on Clark/Bardes' performance and the contribution of the particular executive officer to whom such bonus was paid taking into account such executive officer's contribution to the significant developments taking place in Clark/Bardes in 1998 including the initial public offering and related reorganization and Clark/Bardes' acquisition strategy. The employment agreements of Messrs. Sluder, Miller, Pyra and Todd also tie the amount of bonuses to be paid to such executive officers to certain measures of Clark/Bardes' performance. See "Executive Compensation -- Employee Agreements." The Board of Directors directed that the following bonuses be paid to the following executive officers, other than the Chief Executive Officer, as follows:

EXECUTIVE OFFICER                                             BONUS PAID
-----------------                                             ----------
Richard C. Chapman..........................................   $212,000
  Executive Vice President of CBI
Robert E. Miller............................................   $ 25,000
  Executive Vice President of CBI and Chief Executive
  Officer of Bank Compensation Consulting Division
Thomas M. Pyra..............................................   $ 95,000*
  Chief Financial Officer
James V. Meyer..............................................   $111,563
  Senior Vice President of CBI
James C. Bean...............................................   $ 94,482
  Senior Vice President of CBI

     --------------------

     * In addition to the bonus of $95,000 paid by Clark/Bardes, The Wamberg Organization paid Mr. Pyra a bonus of $35,000 during 1998.

The Board of Directors believes that the bonuses paid to executive officers in 1998, whether pursuant to employment agreement or otherwise, is commensurate with Clark/Bardes' performance and such executive officer's contribution to such performance.

     Stock Options. The purpose of the 1998 Stock Option Plan is to encourage and enable participants under the plan to acquire and retain a proprietary interest in Clark/Bardes by ownership of its stock. The Board of Directors has directed the grant of stock options pursuant to the 1998 Stock Option Plan in order to align the interests of its executive officers with the interests of Clark/Bardes and its stockholders. In addition to Clark/ Bardes' performance, the Board of Directors considered the significant developments taking place in Clark/ Bardes in 1998 including the initial public offering and related reorganization and Clark/Bardes' acquisition strategy. The Board of Directors approved the grant of stock options to the following executive officers, other than the Chief Executive Officer, pursuant to the 1998 Stock Option Plan, as follows:

                                                                NUMBER OF
                                                              STOCK OPTIONS
EXECUTIVE OFFICER                                                GRANTED
-----------------                                             -------------
Richard C. Chapman..........................................     65,000
  Executive Vice President of CBI
Robert E. Miller............................................     25,000
  Executive Vice President of CBI and Chief Executive
  Officer of Bank Compensation Consulting Division
Thomas M. Pyra..............................................     50,000*
  Chief Financial Officer
James V. Meyer..............................................     32,500
  Senior Vice President of CBI
James C. Bean...............................................     25,000
  Senior Vice President of CBI

     --------------------

     * Effective August 18, 1998, Mr. Wamberg granted Mr. Pyra an option to purchase 25,000 shares of Common Stock from Mr. Wamberg at an exercise price of $9.00 per share.

The Board of Directors believes the stock options granted to executive officers in 1998, whether pursuant to employment agreement or otherwise, is commensurate with the executive officer's responsibilities, experience and individual performance of such executive officer.

1998 COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In determining the appropriate compensation for Mr. Todd, Clark/Bardes' Chief Executive Officer, the Board of Directors is guided by Clark/Bardes' performance, competitive practices, and the Board of Director's policy, as discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. In addition to Clark/Bardes' performance, the Board of Directors considered the significant developments taking place in Clark/Bardes in 1998 including the initial public offering and related reorganization and Clark/Bardes' acquisition strategy. Appropriate adjustments in the compensation of the Mr. Todd is considered concurrently with similar adjustments made for Clark/ Bardes' other executive officers. The following outlines the annual base salary of, bonus paid to, and stock option granted to Mr. Todd during 1998:

                                                                                 NUMBER OF
                                                      ANNUAL                   STOCK OPTIONS
NAME                                                BASE SALARY   BONUS PAID      GRANTED
----                                                -----------   ----------   -------------
Melvin G. Todd....................................   $250,000      $616,607       30,523
  President, Chief Executive Officer and Director

The Board of Directors believes the annual base salary and stock options granted to Mr. Todd in 1998 is commensurate with Mr. Todd's responsibilities, experience, individual performance, and the bonus paid to Mr. Todd is commensurate with Clark/Bardes' performance and Mr. Todd's contribution to such performance.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     The Compensation Committee expects all compensation paid to executive officers to be tax deductible to Clark/Bardes. Section 162(m) provides that compensation in excess of $1,000,000 paid to the chief executive officer of Clark/Bardes and the four highest compensated officers of Clark/Bardes (other than the chief executive officer) cannot be deducted by Clark/Bardes for federal income tax purposes unless, in general, such compensation is performance based, is established by a committee of outside directors, is objectively determined and the plan or agreement providing for such performance-based compensation is approved by stockholders. In the future, however, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if, in its judgment after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

     This report has been furnished by the members of the Compensation Committee and by the Board of Directors.

COMPENSATION COMMITTEE                 BOARD OF DIRECTORS
Randolph A. Pohlman                    W.T. Wamberg
L. William Seidman                     Lawrence H. Hendrickson
George D. Dalton                       Melvin G. Todd
                                       Randolph A. Pohlman
                                       L. William Seidman
                                       George D. Dalton

                               PERFORMANCE GRAPH

     The following performance graph sets forth the cumulative total stockholder return for the Common Stock, the Russell 2000 Index and the Nasdaq Insurance Index for the period indicated. The performance graph assumes $100 invested in the Common Stock at its closing price on August 18, 1998, the date on which the Common Stock commenced trading on the Nasdaq National Market, and in each of the Russell 2000 Index and the Nasdaq Insurance Index on the same date. The Performance Graph also assumes the reinvestment of all dividends, if any. The dates on the performance graph represent the last trading day of each month indicated. The performance graph is not necessarily indicative of future investment performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
      CLARK/BARDES, THE RUSSELL 2000 INDEX, AND THE NASDAQ INSURANCE INDEX

                                    [GRAPH]

                                                    CLARK/BARDES                           NASDAQ
               MEASUREMENT PERIOD                    HOLDINGS,        RUSSELL 2000       INSURANCE
             (FISCAL YEAR COVERED)                      INC.             INDEX             INDEX
8/18/98                                                        100               100               100
8/98                                                            89                82                85
9/98                                                            92                88                89
10/98                                                          108                92                97
11/98                                                          192                96               103
12/98                                                          182               103               108

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of the outstanding shares of Common Stock owned beneficially as of March 17, 1999 by: (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange
Act) known by Clark/Bardes to beneficially own more than 5% of the Common Stock,
(ii) each director of Clark/Bardes, (iii) each executive officer of Clark/Bardes and (iv) all directors and executive officers as a group.

                                                               NUMBER OF      PERCENT OF
                                                                 SHARES         SHARES
                                                              BENEFICIALLY   BENEFICIALLY
NAME OF BENEFICIAL OWNER                                        OWNED(1)       OWNED(1)
------------------------                                      ------------   ------------
Provident Investment Counsel, Inc.(2).......................     538,745          6.7%
  300 North Lake Avenue
  Pasadena, California 91101-4022
Wellington Management Company, LLP(3).......................     489,700          6.1%
  75 State Street
  Boston, Massachusetts 02109
W.T. Wamberg(4).............................................   1,919,520         23.8%
Lawrence H. Hendrickson.....................................     415,508          5.2%
Melvin G. Todd(5)...........................................     276,297          3.4%
Richard C. Chapman..........................................     289,153          3.6%
Thomas M. Pyra(6)...........................................      30,000        *
James V. Meyer..............................................      10,000        *
James C. Bean...............................................         600        *
Randolph A. Pohlman(7)......................................      57,550        *
George D. Dalton(8).........................................       7,666        *
L. William Seidman(9).......................................      12,000        *
All directors and executive officers as a group (10
  individuals)..............................................   3,006,294         37.3%

---------------

 *  Less than 1%

(1) In computing the number of shares of Common Stock beneficially owned by a person, shares of Common Stock subject to options and warrants or convertible debt held by that person that are currently exercisable or that become exercisable within 60 days of the record date are deemed outstanding for such person but are not deemed to be outstanding for purposes of computing the ownership percentage for any other person.

(2) Based solely upon information contained in Schedules 13G/A, filed with the SEC on January 28, 1999.

(3) Based solely upon information contained in Schedules 13G, filed with the SEC on February 8, 1999.

(4) Includes 25,000 shares of Common Stock which are subject to options granted to Mr. Pyra giving him the right to buy such Common Stock at an exercise price of $9.00 per share. The options are vested and exercisable by Mr. Pyra for 8,333 shares of Common Stock within 60 days of the record date.

(5) Includes 70,833 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of the record date.

(6) Includes 16,667 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of the record date. Also includes 8,333 shares of Common Stock, issuable by Mr. Wamberg to Mr. Pyra pursuant to an option granting Mr. Pyra the right to buy 25,000 shares of Common Stock from Mr. Wamberg, exercisable within 60 days of the record date.

(7) Includes 55,550 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of the record date.

(8) Includes 2,666 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of the record date.

(9) Includes 7,000 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of the record date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRINCIPAL OFFICE AGREEMENT WITH W.T. WAMBERG

     Clark/Bardes and Mr. Wamberg are the parties to a Principal Office Agreement dated July 29, 1993, pursuant to which The Wamberg Organization markets, on behalf of Clark/Bardes, life insurance and administrative and consulting services, and Clark/Bardes furnishes to The Wamberg Organization marketing materials and concepts, program design ideas, selected life insurance products, specimen plan documents and administrative services. Upon request, Clark/Bardes will provide to The Wamberg Organization life insurance and benefit plan illustrations, technical support personnel and such other services as are reasonably necessary for the sale of Clark/Bardes' programs. The agreement can be terminated by either party upon 90 days' written notice. The Wamberg Organization's commissions range between 65.0% and 70.0% of total revenue depending on the amount of total revenue generated from a case. Commissions and fees payable to The Wamberg Organization are net of any of Clark/Bardes' administrative costs as determined by the Board of Directors. Pursuant to the terms of the Principal Office Agreement, The Wamberg Organization was paid $4,964,000, $7,792,000 and $8,068,000 in 1996, 1997, and 1998, respectively, for commissions and fees earned. The terms and conditions of Mr. Wamberg's Principal Office Agreement are similar in all material respects to the terms and conditions of such agreements with other producers designated as principals.

PURCHASE OF RENEWAL REVENUE FROM W.T. WAMBERG AND THE WAMBERG ORGANIZATION

     On July 31, 1998, the Predecessor Company, Mr. Wamberg and The Wamberg Organization entered into an agreement which provides for, among other things, a purchase of the renewal revenue due under the Principal Office Agreement with Mr. Wamberg in exchange for a cash payment of approximately $7.5 million. Clark/Bardes considered the opportunity to acquire the renewal revenue from Mr. Wamberg to be consistent with Clark/Bardes' overall strategy of acquiring businesses when suitable opportunities arise. This transaction allows Clark/Bardes to retain additional commission and fee revenue for the ten year period following the consummation of the transaction. The additional revenue equates to approximately 19.0% of the commission and fee revenue, prior to deduction of servicing costs, related to renewal revenue on Mr. Wamberg's and The Wamberg Organization's inforce business as of June 30, 1998. No independent valuation of the business to be acquired was performed. This transaction was approved by approximately 99.0% of the disinterested stockholders of the Predecessor Company at a stockholders' meeting held on July 31, 1998. The transaction was completed on January 4, 1999.

RESTRUCTURING OF THE GRANT OF STOCK TO MELVIN G. TODD

     In December 1994, the Predecessor Company granted to Mr. Todd 52,500 shares of the Predecessor Company's common stock effective July 1, 1998 if Mr. Todd is employed as the Predecessor Company's Chief Executive Officer at that time. In June 1998, this agreement was altered to provide that if Mr. Todd is employed as Chief Executive Officer on July 1, 1998 he will receive 24,108 shares of Common Stock, $162,128 in cash and a fully vested five year option to purchase 30,523 shares of Common Stock exercisable at the initial public offering price.

ANCILLARY BUSINESS ARRANGEMENTS

     Because of various federal and state licensing restrictions, Clark/Bardes markets certain products registered with the SEC and its insurance-financed employee benefit programs in the states of Ohio, Pennsylvania and Texas through insurance agencies for which Clark/Bardes provides almost all services pursuant to an Administration and Services Agreement. Each of the insurance agencies, Clark/Bardes Securities, Inc., a Texas corporation licensed as a broker/dealer, Clark/Bardes Agency of Ohio, Inc., an Ohio corporation, Clark/Bardes, Inc. of Pennsylvania, a Pennsylvania corporation, and Clark/Bardes of Texas, Inc., a Texas corporation, provides the entity through which Clark/Bardes' producers sell certain products and conduct business in such states. In exchange, each of the insurance agencies is a party to an Administration and Services Agreement pursuant to which such insurance agency pays Clark/Bardes to furnish facilities, services, personnel and assistance, including (i) performing all bookkeeping and accounting functions,

(ii) establishing and maintaining all records required by law and by generally accepted accounting principles, (iii) furnishing all stationery, forms, and supplies, (iv) providing all necessary clerical and professional staff to perform the above activities, (v) providing all computer hardware and software capabilities and facilities, (vi) providing office space, furniture, fixtures, equipment and supplies, (vii) assisting in the preparation of reports required by governmental regulatory and supervisory authorities, and (viii) billing and collection of all premiums. The charges and fees pursuant to the Administration and Services Agreements are equal to the costs incurred by Clark/Bardes in providing the services, personnel and property, plus an additional amount equal to a certain percentage of such cost. Each insurance agency is solely responsible for its own activities as an insurance producer and for its relationship with the producers or employees in the course and scope of their activities performed on behalf of such agency.

                                  PROPOSAL TWO
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP, independent certified public accountants, as independent accountants of Clark/Bardes' financial statements for 1999. Ernst & Young LLP has acted as accountants for Clark/Bardes since June 2, 1997.

     On June 2, 1997, the Predecessor Company dismissed Lane Gorman Trubitt, LLP ("Lane Gorman") and engaged Ernst & Young LLP to be its independent accountants. The financial statements of the Predecessor Company at December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. In connection with the audits of the Predecessor Company's financial statements at December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, and subsequent interim periods, there were no disagreements between the Predecessor Company and Lane Gorman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to the satisfaction of Lane Gorman, would have caused such firm to make reference thereto. The Predecessor Company's decision to change to Ernst & Young LLP was approved by the Board of Directors of the Predecessor Company.

     The Board of Directors has determined to afford the Stockholders the opportunity to express their opinions on the matter of accountants, and, accordingly, is submitting to the Stockholders at the Annual Meeting a proposal to ratify the appointment of Ernst & Young LLP by the Board of Directors. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Board of Directors will interpret this as an instruction to seek other accountants. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF CLARK/BARDES' FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1999.

     Representatives of Ernst & Young LLP will not be present at the Annual Meeting but are available to respond to appropriate questions in writing or by telephone at (214) 969-8000.

              STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     The Board of Directors will provide for the presentation of proposals by stockholders of Clark/Bardes at the 2000 annual meeting of stockholders, provided that such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals, and Clark/ Bardes' bylaws, a copy of which is available upon written request from Mr. Staudt, General Counsel and Secretary of Clark/Bardes. To be considered for inclusion in Clark/Bardes' proxy statement for the 2000 annual meeting, stockholder proposals must be received at Clark/Bardes' principal executive office no later than December 15, 1999.

                           INCORPORATION BY REFERENCE

     With respect to any future filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings "Joint Report of the Compensation Committee and the Board of Directors on Executive Compensation" and "Performance Graph" shall not be incorporated into such future filings.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to Clark/Bardes or Clark/Bardes' management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of Clark/Bardes' management as well as assumptions made by and information currently available to Clark/Bardes. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including risks, uncertainties and assumptions including but not limited to difficulties associated with changes in tax legislation, dependence on key producers and key personnel, Clark/ Bardes' dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks, risks related to significant intangible assets, competitive factors and pricing pressures, dependence on certain insurance companies, changes in legal and regulatory requirements and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect Clark/Bardes' current views with respect to future events and are subject to these and other risks, uncertainties and assumptions, relating to Clark/Bardes' operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to Clark/Bardes or individuals acting on Clark/Bardes' behalf are expressly qualified in their entirety by this paragraph.

                                   FORM 10-K

     Accompanying this proxy statement is a copy of Clark/Bardes' Form 10-K for the year ended December 31, 1998. The Form 10-K does not form any part of the materials for the solicitation of proxies. CLARK/BARDES WILL MAIL ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 TO EACH STOCKHOLDER OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK WITHOUT CHARGE UPON SUCH PERSON'S WRITTEN REQUEST TO JAMES RADOSEVICH AT CLARK/BARDES' EXECUTIVE OFFICES AT 2121 SAN JACINTO STREET, SUITE 2200, DALLAS, TEXAS 75201-7906.

                                            By Order of the Board of Directors
                                            /s/ MELVIN G. TODD

                                            Melvin G. Todd
                                            President, Chief Executive Officer
                                            and Director

Dallas, Texas
March 31, 1998

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:
                                                             WITHHOLD
                                                             AUTHORITY
                                                     FOR     to vote
                                                     all     for all
                                                   nominees  nominees

1,   Election of two Class I directors to
     serve until the 2002 annual meeting
     of Clark/Bardes' stockholders, and
     until the respective successor of
     each is dully elected and qualified:            [ ]       [ ]

     Nominees: Melvin G. Todd, George D. Dalton

     INSTRUCTION: To withhold authority to
     vote for any individual nominee, write
     that nominee's name in the space provided below:

     ------------------------------------------      for     against    abstain

2.  Ratification of the appointment of Ernst
    & Young LLP by Clark/Bardes' board of
    directors as the independent accountants
    of Clark/Bardes' financial statements for
    the year ended December 31, 1999:                [ ]       [ ]        [ ]

                                                  NOTE: PLEASE SIGN EXACTLY AS
                                                  NAME APPEARS HEREON. JOINT
                                                  OWNERS SHOULD EACH SIGN. WHEN
                                                  SIGNING AS ATTORNEY,
                                                  EXECUTOR, ADMINISTRATOR
                                                  TRUSTEE OR GUARDIAN, PLEASE
                                                  GIVE FULL TITLE AS SUCH.

                                                  ----------------------------
                                                  SIGNATURE(S)


                                                  ----------------------------
                                                  NAME   (PLEASE PRINT)    DATE

                          CLARK/BARDES HOLDINGS, INC.
                      2121 SAN JACINTO STREET, SUITE 2200
                            DALLAS, TEXAS 75201-7906


       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                    FOR THE ANNUAL MEETING ON APRIL 27, 1999


         The undersigned hereby constitutes and appoints Keith L. Staudt, Vice President, General Counsel and Secretary, and Thomas M. Pyra, Chief Financial Officer, or any of them acting in the absence of the other, his or her true and lawful agents and proxies, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote for the undersigned as designated on the reverse side, at the annual meeting of stockholders to be held at the Willard Inter-Continental Washington, 1401 Pennsylvania Avenue, N.W., Washington, D.C. 20004-1010, on Tuesday, April 27, 1999, at 9:00 a.m. Washington, D.C. time, and at any adjournments thereof, on all matters coming before said meeting.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, both dated March 31, 1999 and hereby revokes any proxy or proxies heretofore given to vote of said meeting or any adjournment thereof.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXYHOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL THE SHARES THAT YOU OWN.


         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 and 2. This proxy will be voted, in the discretion of proxyholders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.